REGISTRATION NO.: 333-63844

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------


                            FRONT PORCH DIGITAL INC.
             (Exact Name of Registrant as Specified in its Charter)

             NEVADA                                   86-0793960
 (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                   Identification No.)

   3005 47TH STREET, SUITE F3
       BOULDER, COLORADO                                80301
(Address of Principal Executive Offices)             (Zip Code)


                           2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                  JEAN REICZYK
                             CHIEF EXECUTIVE OFFICER
                            FRONT PORCH DIGITAL INC.
                           3005 47TH STREET, SUITE F3
                             BOULDER, COLORADO 80301
                     (Name and Address of Agent for Service)

                                 (303) 443-3734
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100

                            DEREGISTRATION OF SHARES

         On June 25, 2001, Front Porch Digital Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-63844) (the "Registration Statement"), to register 2,000,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), for issuance from time to time pursuant to the Company's 2000 Equity Incentive Plan (the "Plan"). As of the date of this Post-Effective Amendment No. 1, no Shares have been issued under the Plan.

         This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration 1,900,000 Shares previously registered under the Registration Statement and remaining unsold by the Company as of the date hereof. No action is being taken with respect to the remaining 100,000 Shares registered under the Registration Statement.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, Colorado on this 28th day of June 2001.

                                   FRONT PORCH DIGITAL INC.

                                   By: /s/  JEAN REICZYK
                                       --------------------------------------
                                       Name: Jean Reiczyk
                                       Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                    TITLE                           DATE
          ---------                                    -----                           ----

               *                         Chairman and Chief Executive Officer     June 28, 2001
------------------------------
Jean Reiczyk

               *                         Chief Financial Officer and Director     June 28, 2001
------------------------------
Timothy Petry

               *                         Director                                 June 28, 2001
------------------------------
Thomas Sweeney

              *                          Director                                 June 28, 2001
------------------------------
Saeed Karim

                                         Director                                 June __, 2001
------------------------------
Robert S. Kocol

                                         Director                                 June __, 2001
------------------------------
Donald Maggi

                                         Director                                 June __, 2001
------------------------------
Daniel Coetsier

*By: /s/ JEAN REICZYK
     ---------------------------
     Individually and as Attorney-in-Fact